[Certain identified information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed]

UNDERWRITING AGREEMENT

Schedule A

Fund Name

Miller Convertible Bond Fund

Miller Convertible Plus Fund

Miller Intermediate Bond Fund

Miller Market Neutral Income Fund

UNDERWRITING AGREEMENT

Schedule B

Fee Schedule

Miller Convertible Bond Fund

Miller Convertible Plus Fund

Miller Intermediate Bond Fund

Miller Market Neutral Income Fund

This Fee Schedule is part of the Underwriting Agreement effective February 1, 2019 (the “Underwriting Agreement”), by and between Miller Investment Trust and Northern Lights Distributors, LLC (“NLD”).

Service Fees:

[Omitted]

Registered Representative Licensing:

[Omitted]

Out-of-Pocket Expenses:

The Fund(s) shall pay all reasonable out-of-pocket expenses incurred by NLD in connection with activities performed for the Fund(s) hereunder including, without limitation:

UNDERWRITING AGREEMENT

Schedule B

Fee Schedule

Miller Convertible Bond Fund

Miller Convertible Plus Fund

Miller Intermediate Bond Fund

Miller Market Neutral Income Fund

•	typesetting, printing and distribution of prospectuses and shareholder reports
•	production, printing, distribution and placement of advertising and sales literature and materials
•	engagement of designers, free-lance writers and public relations firms
•	long-distance telephone lines, services and charges
•	postage
•	overnight delivery charges
•	FINRA and registration fees
•	marketing expenses
•	record retention fees
•	travel, lodging and meals
•	NSCC charges
•	Fund platform fees and service fees
•	web-site monitoring expenses

In the event the fees authorized by the Fund(s) for payment to NLD are insufficient to cover the fees due to NLD for its services provided hereunder, Wellesley Asset Management, Inc., the investment adviser to the Fund(s), agrees to pay NLD the remaining balance of any fees due and payable to NLD according to this fee schedule within 15 days of request.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule to the Underwriting Agreement effective October 20, 2021.

MILLER INVESTMENT TRUST By: _/s/Greg Miller__________________ Greg Miller President	NORTHERN LIGHTS DISTRIBUTORS, LLC By: _/s/Kevin Guerette___________________ Kevin Guerette President

UNDERWRITING AGREEMENT

Schedule B

Fee Schedule

Miller Convertible Bond Fund

Miller Convertible Plus Fund

Miller Intermediate Bond Fund

Miller Market Neutral Income Fund

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Underwriting Agreement.

WELLESLEY ASSET MANAGEMENT, INC.

20 William Street, Suite 310

Wellesley, MA 02481

By: /s/Greg Miller_________________________

Greg Miller

Chief Executive Officer